As filed with the Securities and Exchange Commission on April 8, 2004

Registration No. 333-113747

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TOTAL S.A.
(Exact name of registrant as specified in its charter)

Republic of France	98-0227345

(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

2 place de la Coupole
La Défense 6
92078 Paris La Défense Cedex
France
Phone: (011-33-1) 47.44.45.46
(Address of principal executive offices) (Zip code)

TOTAL HOLDINGS USA, INC.
2004 EMPLOYEE SHAREHOLDER PLAN
(Full Title of the Plan)

C T Corporation System
111 Eighth Avenue
New York, New York 10011
(212) 894-8940

(Name, address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
Title of securities	Amount to be	offering price per	aggregate offering	Amount of
to be registered(1)	registered(1)(2)	share(3)	price	registration fee(4)

Shares, nominal value 10 euros per share	500,000	$134.88	$67,440,000	$68.42

(1)	The Shares were registered under the Registration Statement on Form S-8 (Registration No. 333-113747) filed on March 19, 2004.

(2)	The maximum number of Shares which may be granted under the Total Holdings USA, Inc. 2004 Employee Shareholder Plan (the “Plan”). The Shares will be represented by the Registrant’s American Depositary Shares. Each American Depositary Share represents one-half of a Share.

(3)	The proposed maximum offering price per share was set at $134.88 per share pursuant to the terms of the Plan.

(4)	The registration fee payable in connection with this Post-Effective Amendment No. 1 is $68.42, representing the difference between the correct registration fee of $8,544.11 and the registration fee of $8,476.23 paid on March 19, 2004 in connection with the filing of the Registration Statement on Form S-8 (Registration No. 333-113747).

EXPLANATORY STATEMENT

We are filing this Post-Effective Amendment No. 1 to our Registration Statement on Form S-8 (Registration No. 333-113747) solely for the purpose of (i) amending the proposed maximum offering share price per share from $133.80 to $134.88 and the proposed maximum aggregate offering price from $66,900,000 to 67,440,000 to correct an error in the exchange rate used to calculate these amounts, pursuant to Rule 456, and (ii) paying an additional registration fee of $68.42, representing the difference between the correct registration fee of $8,544.11 and the registration fee of $8,476.23 paid on March 19, 2004 in connection with the filing of the Registration Statement on Form S-8 (Registration No. 333-113747).

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Item 8.	Exhibits.

24	Power of Attorney, previously filed on Registration Statement on Form S-8 (Registration No. 333-113747), to which this Post-Effective Amendment No. 1 relates and incorporated herein by reference.

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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Paris, France on April 8, 2004.

TOTAL S.A.
By:	/s/ Charles Paris de Bollardière Charles Paris de Bollardière Treasurer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to its Registration Statement on Form S-8 has been signed on April 8, 2004, by the following persons in the capacities indicated.

Signatures	Title

Thierry Desmarest* Thierry Desmarest	Chairman, President, Chief Executive Officer, and Director (Principal Executive Officer)
Robert Castaigne* Robert Castaigne	Executive Vice President, Chief Financial Officer (Principal Financial Officer)
Dominique Bonsergent* Dominique Bonsergent	Chief Accounting Officer (Principal Accounting Officer)
Daniel Bouton* Daniel Bouton	Director
Bertrand Collomb	Director
Paul Desmarais Jr.* Paul Desmarais Jr.	Director
Jacques Friedmann* Jacques Friedmann	Director
Professor Bertrand Jacquillat	Director

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Signatures	Title
Antoine Jeancourt-Galignani* Antoine Jeancourt-Galignani	Director
Anne Lauvergeon* Anne Lauvergeon	Director
Maurice Lippens* Maurice Lippens	Director
Michel Pébereau	Director
Thierry de Rudder* Thierry de Rudder	Director
Jürgen Sarrazin* Jürgen Sarrazin	Director
Serge Tchuruk* Serge Tchuruk	Director
Pierre Vaillaud* Pierre Vaillaud	Director
Robert O. Hammond* Robert O. Hammond	Authorized Representative of the United States

*By:	/s/ Charles Paris de Bollardière Charles Paris de Bollardière Attorney-in-fact

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EXHIBIT INDEX

Exhibit Number	Description
24	Power of Attorney, previously filed on Registration Statement on Form S-8 (Registration No. 333-113747), to which this Post-Effective Amendment No. 1 relates and incorporated herein by reference.